UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

June 30, 2026

Date of Report (Date of earliest event reported)

NEW ERA ENERGY & DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-42433	99-3749880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 N. Loraine Street, Suite 1324 Midland, TX	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 695-6997

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NUAI	The Nasdaq Stock Market LLC
Warrants	NUAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chairman and Chief Executive Officer

On June 30, 2026, the Board of Directors (the “Board”) of New Era Energy & Digital, Inc. (the “Company”) appointed Charles Nelson to serve as Chairman of the Board and Chief Executive Officer of the Company, effective July 1, 2026. Mr. Nelson previously served as President and Chief Operating Officer of the Company.

The Company previously disclosed Mr. Nelson’s biographical information required by Item 401(b) of Regulation S-K regarding identification of executive officers in its most recent Annual Report on Form 10-K. There are no arrangements or understandings between Mr. Nelson and any other person pursuant to which Mr. Nelson was selected to serve as the Company’s Chairman and Chief Executive Officer. Mr. Nelson does not have any family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Nelson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Nelson Employment Agreement Amendment

In connection with Mr. Nelson’s appointment as Chief Executive Officer, on July 1, 2026, the Company entered into an Amendment to Employment Agreement (the “Nelson Employment Agreement Amendment”) with Mr. Nelson, effective July 1, 2026, which amends Mr. Nelson’s existing Employment Agreement, originally effective as of January 28, 2026, to reflect his change in title from President and Chief Operating Officer to Chief Executive Officer of the Company. The other terms and conditions of Mr. Nelson’s Employment Agreement that were previously disclosed in a Current Report on Form 8-K dated February 2, 2026 remain unchanged. The foregoing description of the Nelson Employment Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Nelson Employment Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of President and Director

On June 30, 2026, the Board appointed Ted Warner to serve as President of the Company, effective July 1, 2026. Mr. Warner currently serves as Chief Financial Officer of the Company and he will continue to hold this position. In addition, the Board appointed Mr. Warner to serve as a member of the Board, effective July 1, 2026.

The Company previously disclosed Mr. Warner’s biographical information required by Item 401(b) of Regulation S-K regarding identification of executive officers in its Current Report on Form 8-K dated March 18, 2026. Mr. Warner brings to the Board experience across energy, power, and digital infrastructure capital markets.

There are no arrangements or understandings between Mr. Warner and any other person pursuant to which Mr. Warner was selected to serve as President and director. Mr. Warner does not have any family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Warner has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Warner is not expected to be appointed to serve as a member of any committee of the Board.

Warner Employment Agreement Amendment

In connection with Mr. Warner’s appointment as President, on July 1, 2026, the Company entered into an Amendment to Employment Agreement (the “Warner Employment Agreement Amendment”) with Mr. Warner, effective July 1, 2026, which amends Mr. Warner’s existing Employment Agreement, originally effective as of March 16, 2026, to reflect his change in title from Chief Financial Officer to President and Chief Financial Officer of the Company. The other terms and conditions of Mr. Warner’s Employment Agreement that were previously disclosed in a Current Report on Form 8-K dated March 18, 2026 remain unchanged. The foregoing description of the Warner Employment Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Warner Employment Agreement Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Chief Operating Officer

On June 30, 2026, the Board appointed José Rodriguez to serve as Chief Operating Officer of the Company, effective July 1, 2026. Mr. Rodriguez previously served as Vice President, Data Center Engineering and Operations of the Company.

Prior to joining the Company, Mr. Rodriguez, age 50, served as Critical Environment Operations Director at Microsoft from August 2024 to July 2026, Head of Data Center Engineering and Data Center Construction at ByteDance/TikTok from September 2022 to July 2024, and Global Data Center Engineering Director at Microsoft from August 2020 to September 2022. Mr. Rodriguez holds a Bachelor of Science from the United States Merchant Marine Academy.

Rodriguez Compensatory Arrangements

In connection with Mr. Rodriguez’s appointment as Chief Operating Officer, on July 1, 2026, the Company entered into an Amended and Restated Employment Agreement (the “Rodriguez Employment Agreement”) with Mr. Rodriguez, effective July 1, 2026, which amends and restates Mr. Rodriguez’s prior Employment Agreement, originally executed on May 1, 2026. Under the Rodriguez Employment Agreement, Mr. Rodriguez will serve as the Company’s Chief Operating Officer, reporting to the Chief Executive Officer.

Under the Rodriguez Employment Agreement, Mr. Rodriguez’s annual base salary is $485,000, subject to adjustment by the Compensation Committee of the Board (the “Compensation Committee”). Mr. Rodriguez will have an annual target bonus opportunity of up to 40% of his annual base salary based on the achievement of specified performance goals set by the Compensation Committee. For 2026, Mr. Rodriguez’s annual target bonus shall be at least 30% of his annual base salary contingent on his continued employment in good standing through the payment date. Mr. Rodriguez will be eligible for an additional signing bonus of $75,000, contingent on his continued employment in good standing through the first regularly scheduled payroll date following the start of his employment. The signing bonus is subject to repayment on a pro rata basis if Mr. Rodriguez’s employment is terminated for any reason within 12 months. Mr. Rodriguez will be entitled to participate, on the same basis as other executives of the Company, in those employee benefit programs for which substantially all of the executive officers of the Company are from time to time generally eligible, as determined by the Board. Mr. Rodriguez may be eligible to receive grants of equity, equity-based or similar compensation awards pursuant to the Company’s 2024 Equity Incentive Plan (the “Plan”) or as otherwise approved by the Compensation Committee. If Mr. Rodriguez relocates to Boulder, Colorado, he will be eligible for reimbursement of reasonable and customary relocation expenses, up to $30,000. The relocation reimbursement is subject to repayment on a pro rata basis if Mr. Rodriguez’s employment is terminated for any reason within 12 months.

In the event of a termination by the Company without Cause or a termination by Mr. Rodriguez for Good Reason (as such terms are defined in the Rodriguez Employment Agreement), the Company will pay to Mr. Rodriguez: (i) severance compensation in an amount equal to 100% of his annual base salary, (ii) any unpaid annual target bonus earned for the prior year, and (iii) a pro-rated portion of the annual target bonus for the year in which his employment terminates. Severance payments are contingent upon the execution of a release of claims against the Company.

The Rodriguez Employment Agreement also contains certain restrictive covenants, including non-competition, confidentiality and non-disparagement covenants, a covenant not to solicit clients for a period of 18 months following the termination of his employment and a covenant not to solicit employees for a period of 24 months following the termination of his employment.

The foregoing description of the Rodriguez Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Rodriguez Employment Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, on July 1, 2026, the Company granted Mr. Rodriguez performance-vesting restricted stock units (the “Rodriguez PSUs”) pursuant to the Plan, which supersede and replace any prior performance-vesting restricted stock unit award granted to Mr. Rodriguez. The Rodriguez PSUs are subject to the achievement of specified management objectives over a five-year performance period beginning January 1, 2026, and vest upon certification by the Compensation Committee that the applicable management objectives have been achieved, subject to Mr. Rodriguez’s continued employment with the Company.

The foregoing description of the Rodriguez PSUs does not purport to be complete and is qualified in its entirety by reference to the full text of the Performance Award Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

There are no arrangements or understandings between Mr. Rodriguez and any other person pursuant to which Mr. Rodriguez was selected to serve as Chief Operating Officer. Mr. Rodriguez does not have any family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Rodriguez has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Appointment of President, Permian and Director Resignation

On June 30, 2026, the Board appointed E. Will Gray II to serve as the Company’s President of the Permian Basin, effective July 1, 2026. Mr. Gray previously served as President and Chief Executive Officer of the Company. On June 30, 2026, Mr. Gray also notified the Board of his resignation as a member of the Board, effective July 1, 2026. Mr. Gray’s resignation was not the result of any disagreement with the Company or the Board.

The Company previously disclosed Mr. Gray’s biographical information required by Item 401(b) of Regulation S-K regarding identification of executive officers in its most recent Annual Report on Form 10-K. There are no arrangements or understandings between Mr. Gray and any other person pursuant to which Mr. Gray was selected to serve as President, Permian. Mr. Gray does not have any family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Gray has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Gray Employment Agreement

In connection with Mr. Gray’s appointment as President, Permian, on July 1, 2026, the Company entered into an Amended and Restated Employment Agreement (the “Gray Employment Agreement”) with Mr. Gray, effective July 1, 2026, which amends and restates Mr. Gray’s prior Employment Agreement, originally effective as of January 1, 2026 and disclosed pursuant to a Current Report on Form 8-K filed on February 2, 2026.

Under the Gray Employment Agreement, Mr. Gray will serve as the Company’s President of the Permian Basin, reporting to the Chief Executive Officer, for a term ending on July 1, 2030. In the event of a termination by the Company without Cause or a termination by Mr. Gray for Good Reason (each as defined in the Gray Employment Agreement) before July 1, 2030, the Company will pay to Mr. Gray: (i) severance equal to the base salary Mr. Gray would have received through July 1, 2030, (ii) any unpaid annual target bonus earned for the prior year, and (iii) a lump-sum payment equal to the total cost of premium payments that would have been due for coverage under the Company’s benefit plans through July 1, 2030. The other terms and conditions of Mr. Gray’s Employment Agreement remain unchanged.

The foregoing description of the Gray Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Gray Employment Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT	DESCRIPTION
10.1	Amendment to Employment Agreement, effective as of July 1, 2026, between the Company and Charles Nelson.
10.2	Amendment to Employment Agreement, effective as of July 1, 2026, between the Company and Ted Warner.
10.3	Amended and Restated Employment Agreement, effective as of July 1, 2026, between the Company and José Rodriguez.
10.4	Performance Award Agreement, effective as of July 1, 2026, between the Company and José Rodriguez.
10.5	Amended and Restated Employment Agreement, effective as of July 1, 2026, between the Company and E. Will Gray II.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ERA ENERGY & DIGITAL, INC.
Date: July 6, 2026
	By:	/s/ Charles Nelson
Charles Nelson
Chief Executive Officer